  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 20, 1998

                                                     REGISTRATION NO. 333-45997
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                      PRE-EFFECTIVE AMENDMENT NO. 3
                                      TO
                                   FORM S-3
                                  ON FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                               NOVA CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        GEORGIA                      7375                     58-2209575
       (STATE OF               (PRIMARY STANDARD           (I.R.S. EMPLOYER
    INCORPORATION)                INDUSTRIAL              IDENTIFICATION NO.)
                              CLASSIFICATION CODE
                                    NUMBER)

                                --------------

                             ONE CONCOURSE PARKWAY
                                   SUITE 300
                            ATLANTA, GEORGIA 30328
                                (770) 396-1456
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                JAMES M. BAHIN
                            CHIEF FINANCIAL OFFICER
                               NOVA CORPORATION
                             ONE CONCOURSE PARKWAY
                                   SUITE 300
                            ATLANTA, GEORGIA 30328
                                (770) 396-1456
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                --------------

     THE COMMISSION IS REQUESTED TO MAIL COPIES OF ALL ORDERS, NOTICES AND
                              COMMUNICATIONS TO:

         THOMAS WARDELL, ESQ.                  JEFFREY M. STEIN, ESQ.
        DAVID M. CALHOUN, ESQ.                     KING & SPALDING
      LONG ALDRIDGE & NORMAN LLP             191 PEACHTREE STREET, N.E.
      5300 ONE PEACHTREE CENTER                ATLANTA, GEORGIA 30303
         303 PEACHTREE STREET                      (404) 572-4600
     ATLANTA, GEORGIA 30308-3201
            (404) 527-4000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest investment plans, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  Estimated expenses of the offering, other than underwriting discounts and commissions, are:

   Securities and Exchange Commission registration fee................ $ 71,000
   NASD filing fee....................................................   24,000
   NYSE listing fee...................................................   51,000
   Blue sky fees and expenses.........................................    1,500
   Printing and engraving expenses....................................  150,000
   Legal fees and expenses............................................  125,000
   Accounting fees and expenses.......................................   80,000
   Transfer agent and registrar fees..................................    2,500
   Miscellaneous expenses.............................................   10,000
                                                                       --------
     Total............................................................ $515,000
                                                                       ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 14-2-202(b)(4) of the Georgia Business Corporation Code (the "Georgia Code") provides that a corporation's Articles of Incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to the corporation or its shareholders for breach of their duty of care and other duties as directors; provided, however, that the Section does not permit a corporation to eliminate or limit the liability of a director for appropriating, in violation of his duties, any business opportunity of the corporation, engaging in intentional misconduct or a knowing violation of law, obtaining an improper personal benefit, or voting for or assenting to an unlawful distribution (whether as a dividend, stock repurchase or redemption or otherwise) as provided in Section 14-2-832 of the Georgia Code. Section 14-2-202(b)(4) also does not eliminate or limit the rights of a corporation or any shareholder to seek an injunction or other non-monetary relief in the event of a breach of a director's fiduciary duty. In addition, Section 14-2-202(b)(4) applies only to claims against a director arising out of his role as a director and does not relieve a director from liability arising from his role as an officer or in any other capacity. The provisions of Article VII of the Registrant's Articles of Incorporation (the "Articles") are similar in all substantive respects to those contained in
Section 14-2-202(b)(4) of the Georgia Code outlined above, and provides that the liability of directors of the Registrant shall be limited to the fullest extent permitted by amendments to Georgia law.

  Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Code govern the indemnification of directors, officers, employees and agents. Section 14-2-851 of the Georgia Code provides for indemnification of a director of the Registrant for liability incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including civil actions brought as derivative actions by or in the right of the Registrant) in which he may become involved by reason of being a director of the Registrant. Section 14-2-851 also provides such indemnity for directors who, at the request of the Registrant, act as directors, officers, partners, trustees, employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or another enterprise. The Section permits indemnification if the director acted in a manner he believed in good faith to be in or not opposed to the best interest of the Registrant and, in addition, in criminal proceedings, if he had no reasonable cause to believe his conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys' fees) incurred with respect to a proceeding. However, if the director is adjudged liable to the Registrant in a derivative action or on the basis that personal benefit was improperly received by him, the director will only be entitled to such indemnification for reasonable expenses as a court finds to be proper in accordance with the provisions of Section 14-2-854.

  Section 14-2-852 of the Georgia Code provides that directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors of the Registrant, are entitled to indemnification against reasonable expenses as of right. Conversely, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Section 14-2-855 of the Georgia Code, as follows: (i) by the majority vote of a quorum of the disinterested members of the board of directors, (ii) if a quorum cannot be obtained, by a committee thereof duly designated by the board of directors, consisting of two or more disinterested directors, (iii) by special legal counsel, or (iv) by the shareholders, but, in such event, the shares owned by or voted under the control of directors seeking indemnification may not be voted.

  Section 14-2-857 of the Georgia Code provides that an officer of the Registrant (but not an employee or agent generally) who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852, as described above. In addition, the Registrant may, as provided by its Articles, Bylaws, general or specific actions by its Board of Directors, or by contract, indemnify and advance expenses to an officer, employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

  The provisions of Article IX of the Registrant' Bylaws provide for indemnification by the Registrant to the full extent permitted by, the foregoing provisions of the Georgia Code outlined above.

  Officers and directors of the Registrant are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses or liabilities arising from any alleged "wrongful act" including any alleged breach of duty, neglect, error, misstatement, misleading statement, omissions or other act done or wrongfully attempted. The cost of such insurance is borne by the Registrant as permitted by the Bylaws of the Registrant and the laws of the State of Georgia.

  Reference is hereby made to Section 9 of the Underwriting Agreement, the form of which is filed as Exhibit 1 hereto, in which the Underwriters agree to indemnify the directors and officers of the Registrant and certain other persons against certain civil liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  On July 21, 1995, in connection with the acquisition of the bankcard processing operations of the Bank of Boulder, NOVA Information Systems, Inc. ("NOVA Information Systems") granted options to acquire an aggregate of 25,600 shares of common stock of NOVA Information Systems having an original exercise price of $1.18 per share to an employee of Boulder Bankcard Processing, Inc. and options to acquire an aggregate of 38,400 shares of common stock of NOVA Information Systems having an original exercise price of $2.34 per share to employees of NOVA Information Systems, pursuant to the 1991 Stock Option Plan (as defined herein). This transaction was effected in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act.

  On January 31, 1996, in connection with the First Union Alliance with First Union Corporation and various banking subsidiaries of First Union Corporation (the "First Union Banks") (First Union Corporation and the First Union Banks are collectively referred to herein as "First Union"), the Registrant acquired all of the outstanding capital stock of NOVA Information Systems and issued the following securities:

    (i) an aggregate of 9,149,209 shares of common stock of the Registrant to the First Union Banks in exchange for the transaction processing assets of First Union (the "First Union Assets");

    (ii) 1,168,291 shares of common stock of the Registrant, 14,832 shares of Series A Convertible Preferred Stock, 10,027 shares of Series B Convertible Preferred Stock of the Registrant and 5,000 shares of Series D Preferred Stock to Warburg, Pincus Investors, L.P. ("Warburg") in exchange for 768,000 shares of common stock of NOVA Information Systems, a warrant to purchase 512,000 shares of common stock of NOVA Information Systems, 14,832 shares of Series A Convertible Preferred Stock of NOVA Information Systems, 10,027 shares of Series B Convertible Preferred Stock of NOVA Information Systems, and 5,000 shares of Series D Preferred Stock of NOVA Information Systems;

    (iii) 413,324 shares of common stock of the Registrant, 683.34 shares of Series A Convertible Preferred Stock of the Registrant and 3,029 shares of Series C Convertible Preferred Stock of the Registrant to WorldCom in exchange for 256,000 shares of common stock of NOVA Information Systems, a warrant to purchase 665,600 shares of common stock of NOVA Information Systems, 683.34 shares of Series A Convertible Preferred Stock of NOVA Information Systems, and 3,029 shares of Series C Convertible Preferred Stock of NOVA Information Systems;

    (iv) 192,000 shares, 153,600 shares and 54,912 shares of common stock of the Registrant, respectively, to Edward Grzedzinski, James M. Bahin, and Paul Bowers in exchange for 192,000 shares, 153,600 shares and 54,912 shares of common stock, respectively of NOVA Information Systems; and

    (v) an aggregate of 246,784 shares of common stock of the Registrant to eight members of management of NOVA Information Systems in exchange for an aggregate of 246,784 shares of common stock of NOVA Information Systems.

  This transaction was effected in reliance upon the exemption from registration set forth in Rule 506 of Regulation D under the Securities Act.

  In addition, on January 31, 1996, the Registrant assumed all obligations under each outstanding option representing the right to purchase shares of common stock of NOVA Information Systems granted under the terms of the 1991 Employees' Stock Option and Stock Appreciation Rights Plan of NOVA Information Systems (the "1991 Stock Option Plan"). Such options were converted into options representing the right to purchase an equal number of shares of common stock of the Registrant at the same exercise price. This transaction was effected in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act.

  In March 1996, the Registrant issued an aggregate of 986,116 shares of common stock of the Registrant to certain employees in connection with the exercise of stock options previously granted by NOVA Information Systems pursuant to the 1991 Stock Option Plan for aggregate consideration of $1,163,616.88 ($1.18 per share). These transactions were effected in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act.

  In April 1996, the Registrant issued an aggregate of 641,532 shares of common stock of the Registrant to certain employees in connection with the exercise of stock options previously granted by NOVA Information Systems pursuant to the 1991 Stock Option Plan for aggregate consideration of $764,431 ($1.18 to $2.34 per share). These transactions were effected in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act.

  In May 1996, the Registrant issued an aggregate of 8,000 shares of common stock of the Registrant to one employee in connection with the exercise of stock options previously granted by NOVA Information Systems pursuant to the 1991 Stock Option Plan for aggregate consideration of $9,440 ($1.18 per share). This transaction was effected in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act.

  In January 1998, the Registrant granted Kessler Financial Services, L.P. ("Kessler") warrants to purchase 50,000 shares of common stock of the Registrant (the "Kessler Warrants"). The Kessler Warrants were granted as consideration for Kessler providing to the Registrant certain marketing and referral services pursuant to a marketing agreement. The transaction was effected in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  The following exhibits are filed as part of this Registration Statement:

  (a) Exhibits:

   1.1 Form of U.S. Underwriting Agreement among the Registrant and Smith Barney Inc., BT Alex. Brown Incorporated and The Robinson-Humphrey Company, LLC as Representatives of the several Underwriters. (8)

   1.2 Form of International Underwriting Agreement among the Registrant, Smith Barney Inc., BT Alex. Brown International, a division of Bankers Trust International PLC, and The Robinson-Humphrey Company, LLC, as Lead Managers. (8)

   2.1 Merchant Business Purchase Agreement, dated October 18, 1994, as amended November 30, 1994 and December 9, 1994, among NOVA Information Systems, Inc., the Bank of Boulder, Bolder Bancorporation and NOVA Newco, Inc.(1)

  *2.2 Contribution Agreement, dated October 30, 1995, among the Registrant
       (formerly NOVA Holdings, Inc.), NOVA Information Systems, Inc., the then-current shareholders of NOVA Information Systems, Inc., First Union Corporation, the First Union Banks, and First Fidelity Bancorporation and its banking subsidiaries(1)

   3.1 Articles of Incorporation of the Registrant, as amended(1)

   3.2 Bylaws of the Registrant, as amended(2)

   4.1 Specimen Common Stock certificate(1)

   4.2 See Articles of Incorporation of the Registrant and Bylaws of the Registrant, filed as Exhibits 3.1 and 3.2, respectively

   4.3 Shareholders Agreement dated January 31, 1996, among the Registrant (formerly NOVA Holdings, Inc.), NOVA Information Systems, Inc., First Union, WorldCom, Warburg and each of the other Original
       Shareholders(1), as amended by supplements dated as of August 15, 1997, August 22, 1997 and September 8, 1997(8)

   4.4 Registration Rights Agreement dated January 31, 1996, among the Registrant (formerly NOVA Holdings, Inc.), Warburg, WorldCom, and First Union(1)


   5   Opinion of Long Aldridge & Norman LLP(8)

   9   Shareholders Agreement, incorporated by reference to Exhibit 4.3(1)(8)



  10.1 Shareholders Agreement, incorporated by reference to Exhibit 4.3(1)(8)


  10.2 Registration Rights Agreement, incorporated by reference to Exhibit
       4.4(1)

  10.3 Employment Agreement, dated October 27, 1995, effective January 31, 1996, between NOVA Information Systems and Edward Grzedzinski(1)

  10.4 Employment Agreement dated October 27, 1995, effective January 31, 1996, between NOVA Information Systems and James M. Bahin(1)

  10.5 Employment Agreement, dated April 4, 1997, between NOVA Information Systems and John M. Perry(3)

  10.6 1991 Employees' Stock Option and Stock Appreciation Rights Plan, as amended(1)

  10.7 1996 Employees Stock Incentive Plan, as amended, together with form of Incentive Stock Option Agreement and Non-Qualified Stock Option Agreement(1)

  10.8 1996 Directors Stock Option Plan, as amended and restated(2)

  10.9 Contribution Agreement, incorporated by reference to Exhibit 22.2(1)


  10.10 Lease Agreement dated May 31, 1996 by and between NOVA Information Systems and Concourse I, LTD.(4)

  10.11 Sublease, dated April 1, 1991, between Inter-Banc, Inc. and The Baptist Health System of East Tennessee, Inc.(1)

  10.12 Credit Agreement, dated October 27, 1997 among NOVA Information Systems, the Lenders named therein, First Union National Bank as Documentation Agent and Bank of America National Trust and Savings Association, as Agent(7)

  10.13 Agreement dated February 28, 1996, between NOVA Information Systems and WorldCom(1)

  10.14 Subscribers Agreement, dated May 1, 1993, between NOVA Information Systems and Total System Services, Inc., and Addendum to Subscribers Agreement, dated July 1993, between NOVA Information Systems and Total System Services, Inc.(1)

  *10.15 Marketing Agreement, dated June 30, 1994, between NOVA Information
         Systems and Kessler Financial Services, L.P.(1), and Addendum to Marketing Agreement dated July 24, 1997, effective January 1, 1997 between NOVA Information Systems and Kessler Financial Services, L.P.(7)

  *10.16 Agreement Regarding Merchant Processing Services and Other Matters, dated May 5, 1995, among NOVA Information Systems, First Alabama Bank and Regions Financial Corp.(1)

  *10.17 Agreement dated June 3, 1992, as amended December 9, 1992 and
         November 2, 1994 between NOVA Information Systems and Mellon Bank, together with the Letter Agreement dated June 3, 1992 between NOVA Information Systems and Mellon Bank relating to fees, as amended December 10, 1992 and June 10, 1997(1), both as amended by Letter Agreement June 10, 1997(7)

  10.18 Depositary and Processing Agreement, dated September 30, 1993, between NOVA Information Systems and Bank of the West(1)

  *10.19 Bank of Boulder Purchase Agreement, incorporated by reference to
         Exhibit 2.1(1)

  *10.20 Non-Competition Agreement, dated December 9, 1994, among NOVA
         Information Systems, Boulder Bankcard Processing, Inc. and Steven K. Bosley(1)

  10.21 Marketing Agreement, dated October 1, 1992, between NOVA Information Systems and MBNA America Bank, N.A.(1)

  10.22 Agreement Not to Compete, dated October 1, 1992, between NOVA Information Systems and MBNA America Bank, N.A.(1)

  10.23 Depositary and Settlement Agreement, dated January 31, 1996, among the Registrant (formerly NOVA Holdings, Inc.), NOVA Information Systems and FUNB(1)

  10.24 Marketing Support Agreement, dated January 31, 1996, among the Registrant (formerly NOVA Holdings, Inc.), NOVA Information Systems and the First Union Banks(1)

  10.25 Merchant Asset Purchase Agreement, dated as of May 29, 1997, between NOVA Information Systems and Crestar Bank(5)

  10.26 Agreement Respecting a Limited Liability Company, dated October 7, 1997 by and among NOVA Information Systems, Firstar Bank U.S.A., N.A. d/b/a Elan Financial Services and Firstar Bank Milwaukee, N.A.(6)


  *10.27 Agreement Respecting a Limited Liability Company, dated December 12,
         1997 by and among the Registrant, NOVA Information Systems and Key Bank National Association(7)

  *10.28 Merchant Asset Purchase Agreement, dated December 30, 1997 by and between NOVA Information Systems and MBNA American Bank, N.A.(7)


  11.1 Statement regarding Computation of Pro forma Earnings Per Share(8)


  21   Subsidiaries of the Registrant(7)

  23.1 Consent of Long Aldridge & Norman LLP (included in its opinion filed as Exhibit 5).

  23.2 Consent of Ernst & Young LLP(8)

  24   Powers of Attorney(8)

  27   Financial Data Schedule(8)
--------

* Confidential treatment pursuant to 17 CFR ((S)(S)) 200.80 and 230.406 has been requested regarding certain portions of the indicated Exhibit, which portions have been filed separately with the Commission.

(1)Filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-3287), and incorporated herein by reference.

(2)Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and incorporated by reference herein.

(3)Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, filed on August 13, 1997, Commission File No. 1-14342, and incorporated herein by reference.

(4) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed on June 18, 1996, Commission File
    No. 1-14342, and incorporated herein by reference.

(5) Filed as an exhibit to the Company's Current Report on Form 8-K, filed June 12, 1997, Commission File No. 1-14342, and incorporated herein by reference.

(6) Filed as an exhibit to the Company's Current Report on Form 8-K, filed November 14, 1997, Commission File No. 1-14342, and incorporated herein by reference.

(7) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated by reference herein.


(8) Previously filed.

  (b) Financial Statement Schedules:

  The following financial statement schedule is furnished herewith:

  Schedule II--Valuation and Qualifying Accounts

  Schedules not included above have been omitted because they are not applicable, not material, or the required information is given in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS.

  (a) Filings Incorporating Subsequent Exchange Act Documents by
Reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (b) Acceleration of Effectiveness. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (c) Rule 430A Prospectuses. The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON APRIL 20, 1998.

                                          NOVA Corporation
                                          (Registrant)

                                                  /s/ Edward Grzedzinski
                                          By: _________________________________
                                                    EDWARD GRZEDZINSKI
                                             CHAIRMAN OF THE BOARD, PRESIDENT
                                                         AND CHIEF
                                               EXECUTIVE OFFICER (PRINCIPAL
                                                    EXECUTIVE OFFICER)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON APRIL 20, 1998.

              SIGNATURE                                   TITLE


       /s/ Edward Grzedzinski             Chairman of the Board, President and
_____________________________________      Chief Executive Officer (Principal
         EDWARD GRZEDZINSKI                Executive Officer)

         /s/ James M. Bahin               Vice Chairman of the Board, Chief
_____________________________________      Financial Officer and Secretary
           JAMES M. BAHIN                  (Principal Accounting Officer)

       /s/ Charles T. Cannada*            Director
_____________________________________
         CHARLES T. CANNADA

      /s/ Dr. James E. Carnes*            Director
_____________________________________
         DR. JAMES E. CARNES

     /s/ U. Bertram Ellis, Jr.*           Director
_____________________________________
        U. BERTRAM ELLIS, JR.

       /s/ Dr. Henry Kressel*             Director
_____________________________________
          DR. HENRY KRESSEL

        /s/ Joseph P. Landy*              Director
_____________________________________
           JOSEPH P. LANDY

  /s/ Maurice F. Terbrueggen, Jr.*        Director
_____________________________________
     MAURICE F. TERBRUEGGEN, JR.

           /s/ James M. Bahin
*By: ________________________________
            JAMES M. BAHIN
          AS ATTORNEY-IN-FACT

                               INDEX OF EXHIBITS

  The following exhibits are filed as part of this Registration Statement:

 EXHIBIT NUMBERDESCRIPTION                                                 PAGE
 -------------------------                                                 ----

 1.1 Form of Underwriting Agreement among the Registrant and Smith Barney Inc., BT Alex. Brown Incorporated and The Robinson-Humphrey Company, LLC as Representatives of the several Underwriters.

 1.2 Form of International Underwriting Agreement among the Registrant, Smith Barney Inc., BT Alex. Brown International, a division of Bankers Trust International PLC, and The Robinson-Humphrey Company, LLC, as Lead Managers.

 2.1 Merchant Business Purchase Agreement, dated October 18, 1994, as amended November 30, 1994 and December 9, 1994, among NOVA
     Information Systems, Inc., the Bank of Boulder, Bolder Bancorporation and NOVA Newco, Inc.(1)

*2.2 Contribution Agreement, dated October 30, 1995, among the Registrant
     (formerly NOVA Holdings, Inc.), NOVA Information Systems, Inc., the then-current shareholders of NOVA Information Systems, Inc., First Union Corporation, the First Union Banks, and First Fidelity
     Bancorporation and its banking subsidiaries(1)

 3.1 Articles of Incorporation of the Registrant, as amended(1)

 3.2 Bylaws of the Registrant, as amended(2)

 4.1 Specimen Common Stock certificate(1)

 4.2 See Articles of Incorporation of the Registrant and Bylaws of the Registrant, filed as Exhibits 3.1 and 3.2, respectively

 4.3 Shareholders Agreement dated January 31, 1996, among the Registrant (formerly NOVA Holdings, Inc.), NOVA Information Systems, Inc., First Union, WorldCom, Warburg and each of the other Original
     Shareholders(1), as amended by supplements dated as of August 15, 1997, August 22, 1997 and September 8, 1997(8)

 4.4 Registration Rights Agreement dated January 31, 1996, among the Registrant (formerly NOVA Holdings, Inc.), Warburg, WorldCom, and First Union(1)

 5   Opinion of Long Aldridge & Norman LLP(8)

 9   Shareholders Agreement, incorporated by reference to Exhibit
     4.3(1)(8)

10.1 Shareholders Agreement, incorporated by reference to Exhibit
     4.3(1)(8)

10.2 Registration Rights Agreement, incorporated by reference to Exhibit
     4.4(1)

10.3 Employment Agreement, dated October 27, 1995, effective January 31, 1996, between NOVA Information Systems and Edward Grzedzinski(1)

10.4 Employment Agreement dated October 27, 1995, effective January 31, 1996, between NOVA Information Systems and James M. Bahin(1)

10.5 Employment Agreement, dated April 4, 1997, between NOVA Information Systems and John M. Perry(3)

10.6 1991 Employees' Stock Option and Stock Appreciation Rights Plan, as amended(1)

10.7 1996 Employees Stock Incentive Plan, as amended, together with form of Incentive Stock Option Agreement and Non-Qualified Stock Option Agreement(1)

10.8 1996 Directors Stock Option Plan, as amended and restated(2)

10.9 Contribution Agreement, incorporated by reference to Exhibit 22.2(1)

10.10 Lease Agreement dated May 31, 1996 by and between NOVA Information Systems and Concourse I, LTD.(4)

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


 EXHIBIT NUMBERDESCRIPTION                                                  PAGE
 -------------------------                                                  ----
10.11 Sublease, dated April 1, 1991, between Inter-Banc, Inc. and The
      Baptist Health System of East Tennessee, Inc.(1)

10.12 Credit Agreement, dated October 27, 1997 among NOVA Information Systems, the Lenders named therein, First Union National Bank as Documentation Agent and Bank of America National Trust and Savings Association, as Agent(7)

10.13 Agreement dated February 28, 1996, between NOVA Information Systems and WorldCom(1)

10.14 Subscribers Agreement, dated May 1, 1993, between NOVA Information Systems and Total System Services, Inc., and Addendum to Subscribers Agreement, dated July 1993, between NOVA Information Systems and Total System Services, Inc.(1)

*10.15 Marketing Agreement, dated June 30, 1994, between NOVA Information
       Systems and Kessler Financial Services, L.P.(1), and Addendum to Marketing Agreement dated July 24, 1997, effective January 1, 1997 between NOVA Information Systems and Kessler Financial Services, L.P.(7)

*10.16 Agreement Regarding Merchant Processing Services and Other Matters, dated May 5, 1995, among NOVA Information Systems, First Alabama Bank and Regions Financial Corp.(1)

*10.17 Agreement dated June 3, 1992, as amended December 9, 1992 and
       November 2, 1994 between NOVA Information Systems and Mellon Bank, together with the Letter Agreement dated June 3, 1992 between NOVA Information Systems and Mellon Bank relating to fees, as amended December 10, 1992 and June 10, 1997(1), both as amended by Letter Agreement June 10, 1997(7)

10.18 Depositary and Processing Agreement, dated September 30, 1993, between NOVA Information Systems and Bank of the West(1)

*10.19 Bank of Boulder Purchase Agreement, incorporated by reference to
       Exhibit 2.1(1)

*10.20 Non-Competition Agreement, dated December 9, 1994, among NOVA
       Information Systems, Boulder Bankcard Processing, Inc. and Steven
       K. Bosley(1)

10.21 Marketing Agreement, dated October 1, 1992, between NOVA Information Systems and MBNA America Bank, N.A.(1)

10.22 Agreement Not to Compete, dated October 1, 1992, between NOVA Information Systems and MBNA America Bank, N.A.(1)

10.23 Depositary and Settlement Agreement, dated January 31, 1996, among the Registrant (formerly NOVA Holdings, Inc.), NOVA Information Systems and FUNB(1)

10.24 Marketing Support Agreement, dated January 31, 1996, among the Registrant (formerly NOVA Holdings, Inc.), NOVA Information Systems and the First Union Banks(1)

10.25 Merchant Asset Purchase Agreement, dated as of May 29, 1997, between NOVA Information Systems and Crestar Bank(5)

10.26 Agreement Respecting a Limited Liability Company, dated October 7, 1997 by and among NOVA Information Systems, Firstar Bank U.S.A., N.A. d/b/a Elan Financial Services and Firstar Bank Milwaukee, N.A.(6)

*10.27 Agreement Respecting a Limited Liability Company, dated December
       12, 1997 by and among the Registrant, NOVA Information Systems and Key Bank National Association(7)

*10.28 Merchant Asset Purchase Agreement, dated December 30, 1997 by and between NOVA Information Systems and MBNA American Bank, N.A.(7)

11.1 Statement regarding Computation of Pro forma Earnings Per Share(8)

21   Subsidiaries of the Registrant(7)


23.1 Consent of Long Aldridge & Norman LLP (included in its opinion filed as Exhibit 5).

23.2 Consent of Ernst & Young LLP(8)

24   Powers of Attorney(8)

  27   Financial Data Schedule(8)
--------
* Confidential treatment pursuant to 17 CFR ((S)(S)) 200.80 and 230.406 has been requested reagrding certain portions of the indicated Exhibit, which portions have been filed separately with the Commission.

(1)Filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-3287), and incorporated herein by reference.
(2)Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and incorporated by reference herein.
(3)Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, filed on August 13, 1997, Commission File No. 1-14342, and incorporated herein by reference.
(4)Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed on June 18, 1996, Commission File No. 1-14342, and incorporated herein by reference.
(5)Filed as an exhibit to the Company's Current Report on Form 8-K, filed June 12, 1997, Commission File No. 1-14342, and incorporated herein by reference.
(6)Filed as an exhibit to the Company's Current Report on Form 8-K, filed November 14, 1997, Commission File No. 1-14342, and incorporated herein by reference.
(7)Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated by reference herein.
(8) Previously filed.

                                  SCHEDULE II

                        NOVA INFORMATION SYSTEMS, INC.

                       VALUATION AND QUALIFYING ACCOUNTS


                                                     ------------------------------------------------------------------------------
                                                       BALANCE AT            CURRENT            CURRENT           BALANCE AT
                                                      THE BEGINNING            YEAR              YEAR              THE END
                                                      OF THE PERIOD         COST/EXPENSE       WRITE-OFFS        OF THE PERIOD
                                                     ------------------------------------------------------------------------------
FISCAL YEAR ENDING DECEMBER 31, 1997:
Reserve for Doubtful Accounts and Chargebacks         $2,707,000            $1,218,000        $1,103,000           $2,822,000
Credit and Fraud Loss Reserve                            750,000             2,029,000         1,315,000            1,464,000

FISCAL YEAR ENDING DECEMBER 31, 1996:
Reserve For Doubtful Accounts and Chargebacks         $  440,000            $3,245,000          $978,000           $2,707,000
Credit and Fraud Loss Reserve                            883,000                     0           133,000              750,000

TEN MONTHS PERIOD ENDING DECEMBER 31, 1995:
Reserve for Doubtful Accounts and Chargebacks         $  206,000            $  634,000        $  400,000           $  440,000
Credit and Fraud Loss Reserve                            691,000               337,000           145,000              883,000


                                      S-1